EXHIBIT 9

Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by Saba Capital from the filing of the Schedule 13D/A on 6/29/26 to 8/17/26, the date of the event which required filing of this Schedule 13D/A.  All transactions were effectuated in the open market through a broker.

Trade Date	Buy/Sell	Shares	Price
6/26/2026	Sell	12,818	15.27
6/29/2026	Sell	12,658	15.37
6/30/2026	Sell	30,174	15.21
7/1/2026	Sell	20,538	15.16
7/2/2026	Sell	18,693	15.20
7/6/2026	Sell	10,871	15.26
7/7/2026	Sell	2,643	15.42
7/8/2026	Sell	39,266	15.26
7/9/2026	Sell	5,685	15.31
7/10/2026	Sell	24,268	15.22
7/13/2026	Sell	13,560	15.34
7/14/2026	Sell	19,776	15.49
7/15/2026	Sell	16,478	15.54
7/16/2026	Sell	8,300	15.57
7/17/2026	Sell	4,934	15.54
7/20/2026	Sell	16,147	15.48
7/21/2026	Sell	6,421	15.47
7/22/2026	Sell	7,260	15.56
7/23/2026	Sell	13,662	15.48
7/24/2026	Sell	13,964	15.33
7/28/2026	Sell	6,050	15.31
7/30/2026	Sell	44,442	15.26
7/31/2026	Sell	10,324	15.33
8/3/2026	Sell	45,415	15.20
8/4/2026	Sell	15,313	15.22
8/5/2026	Sell	10,198	15.13
8/6/2026	Sell	1,200	15.16
8/7/2026	Sell	37,972	15.14
8/10/2026	Sell	15,641	15.15

8/11/2026	Sell	11,387	15.05
8/14/2026	Sell	6,515	15.29
8/17/2026	Sell	34,004	15.29